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EXHIBIT 10.1
                                      LEASE

         This Lease dated the 4th day of January, 2005, at Alameda, California, between Ari Ben Corporation, a California corporation, ("Landlord") and Allergy Research Group, a Florida corporation ("Tenant").

         1. DESCRIPTION OF PREMISES. For and in consideration of the agreement of Tenant to pay the rent and other sums provided for herein and to perform the covenants, agreements and conditions to be performed, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those certain premises (hereinafter called the "Premises") consisting of a building of approximately 29,821 square feet, as illustrated in attached Exhibit "A", which is commonly known as and located at 2300 North Loop Road, Alameda, California, subject to the terms and provisions contained in this Lease.

         2. USE OF PREMISES. Tenant agrees the Premises shall be used as offices and a warehouse and for no other purpose.

         3. CONDITION OF PREMISES. The premises are newly constructed. Landlord will construct Tenant's improvements to the premises, as set forth in Exhibit B.

         4. TERM. The term of this Lease shall be for a period of ten (10) years, commencing February 1, 2005 (the "Commencement Date") and ending January 31, 2015. If Landlord is unable to deliver possession of the Premises to Tenant on or before February 1, 2005, the Commencement Date shall be extended until the date that Landlord delivers possession of the Premises to Tenant.

         5. BASE RENT-FIRST FIVE YEARS OF LEASE. For and during the first five years of this Lease, February 1, 2005 to January 31, 2010, Tenant shall pay to Landlord a minimum rent for the Premises in the total amount of One Million Four Hundred Forty Thousand Dollars ($1,440,000) in lawful money of the United States, which Tenant agrees to pay to Landlord without deduction, offset, notice or demand, at such place(s) as Landlord may designate from time to time in installments of Twenty Four Thousand Dollars ($24,000) per month payable in advance by the 1st day of each and every month commencing February 1, 2005.

         6. CONSUMER PRICE INDEX RENT ADJUSTMENTS-SECOND FIVE YEARS OF LEASE:
For and during the second five years of this Lease, February 1, 2010 to January 31, 2015, the minimum monthly rent set forth above shall be adjusted each year on the anniversary date of the commencement of this Lease beginning with the sixth year. The amount of such adjustment shall be equal to the percentage change in the Consumer Price Index (all items -- all urban consumers -- 1982-1984=100) for the San Francisco - Oakland - San Jose area, published by the United States Department of Labor, Bureau of Labor Statistics (the "Index") which is published for the calendar month immediately preceding each such anniversary date over the Index for the calendar month the Lease term commences. In no event, however, shall the annual rental adjustment during any year of the Lease term be less than three percent (3%) irrespective of the percentage increase or decrease in the Index. Such annual increase shall be paid together with the minimum monthly rent in equal monthly installments, and Landlord shall notify Tenant of the amount of such monthly payment as soon as it is ascertained. If the Index is changed so that the base year differs from that used as of the date immediately preceding the commencement of the base term hereunder, the Index shall be converted in accordance with the conversion factor published by United States Department of Labor, Bureau of Vital Statistics. If the Index is discontinued or revised during the original term hereto, or any extension thereof, such other governmental Index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been so discontinued or revised.

         7. TENANT IMPROVEMENT REIMBURSEMENTS. Prior to the commencement of the term set forth in Section 4 hereof, Landlord shall complete the Tenant Improvements to be constructed or installed in the premises pursuant to Exhibit B attached hereto. The Tenant Improvements shall be deemed completed and possession of the premises delivered when Landlord has substantially completed the Tenant Improvements, subject only to the completion of minor items which do not materially impair the usability of the Tenant Improvements by Tenant, and Tenant shall accept the premises upon notice from Landlord that the Tenant Improvements have been so completed. At that time, Landlord shall present Tenant with copies of all invoices received from Landlord's contractor setting forth the actual cost of construction of the Tenant Improvements. Tenant shall reimburse Landlord for the actual cost of construction of the Tenant Improvements on or prior to the Commencement Date.

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         8. SECURITY DEPOSIT. No security deposit has been or will be paid by
Tenant to Landlord.

         9. LATE CHARGES. If Tenant fails to pay, when due, the rent or other payments provided in this Lease, Tenant agrees to pay Landlord a late charge for each such late payment in an amount equal to two percent (2%) of the delinquent sum.

         10. REPAIRS AND MAINTENANCE. Landlord shall be responsible for maintenance and repair of the exterior shell of the Premises, including the roof structure, exterior walls, and structural support. Tenant shall be responsible for maintenance and repairs of all interior systems of the Premises, including but not limited to flooring, plumbing, electrical, roof membrane, HVAC and interior partitions and doorways.

         11. TAXES. During the term of this Lease, Tenant shall pay prior to delinquency, one hundred percent (100%) of all personal property taxes levied upon the furniture, fixtures and equipment of Tenant and improvements belonging to Tenant and one hundred percent (100%) of all of the real property taxes and assessments levied against the Premises. The total amounts due hereunder shall be paid by Tenant to Landlord thirty (30) days before the date that the first installment of such real property taxes shall become delinquent.

         12. INSURANCE AND INDEMNITY.

                  12.1 Landlord shall not be liable for any damage or claim of any kind or for any injury to or death of persons or damage to property of Tenant or any other person during the term of this Lease from any cause whatsoever, by reason of the use, occupancy and enjoyment of the Premises by Tenant or any person holding under or a guest, invitee or licensee of Tenant. Tenant will indemnify and hold harmless the Landlord from all liability whatsoever, on account of any such real or claimed damage or injury and from all liens, claims and demands arising out of the use of the Premises, or any repairs or alterations which the Tenant may make upon said Premises, but Tenant shall not be liable for damage or injury occasioned by the intentional wrongful acts of Landlord and its designated agents, servants or employees unless covered by insurance Tenant is required to provide. The obligation to indemnify shall include the retention of reasonable legal counsel and investigation costs, and all other reasonable costs, expenses and liabilities from the first notice that any claim or demand is to be made or may be made.

                  12.2 Tenant will carry and maintain, at its sole cost and expense, and as further rent due hereunder, the following types of insurance, in the amounts specified and in the form provided for in this paragraph:

                           (a) Broad-form comprehensive public liability
insurance policy with limits of not less than $2,000,000 per person and $2,000,000 per occurrence insuring against any and all liability of the insured with respect to the Premises or arising out of its maintenance, use or occupancy, and property damage liability insurance with a limit of not less than $2,000,000 per accident or occurrence. All such liability insurance and property damage liability insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property.

                           (b) Policy of glass breakage with liability in a sum
equal to the replacement value of any and all plate glass within the Premises. However, in the event that Tenant deems the cost of such insurance to be too expensive, Tenant need not carry such insurance, but Tenant is responsible for the maintenance of the plate glass within the Premises and is obligated to repair any glass breakage whenever the same shall occur.

                           (c) Policy or policies of fire insurance with
standard form extended coverage endorsement to the extent of at least one hundred percent (100%) of the full insurable value of Tenant's improvements, fixtures, equipment and merchandise which may from time to time be located within the Premises and trade fixtures and equipment of any other person which are in Tenant's possession and which are located within the Premises. The proceeds from any such policy or policies shall be used for the repair or replacement of said improvements, fixtures, equipment and merchandise. Tenant shall be obligated to make all necessary repairs and improvements to the Premises at Tenant's expense.

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                           (d) Worker's compensation insurance policies with
respect to all Tenant's employees.

                  12.3 All policies of insurance to be provided for herein by Tenant shall be issued by companies having a rating of not less than A and a financial rating of AAA as rated in the most current available "Best's Insurance Reports," and qualified to do business in the State of California. Said policies, shall be issued in the names of Landlord and Tenant and for the mutual and joint benefit and protection of said parties. All public liability and property damage policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss, injury or damage to Landlord, its servants, agents and employees by reason of the negligence of Tenant.

                  12.4 Each year Tenant shall deliver to Landlord policies evidencing the insurance to be procured by Tenant as provided above or deliver in lieu thereof certificates of coverage from the insurance company or companies writing the policy or policies, which certificates shall, among other things, designate the company writing the same, the number of the policy, amount and provisions thereof. Upon Landlord's written request, duplicate copies of such certificates of insurance shall be delivered to Landlord's mortgagees. Landlord will be named as additional insured on all polices which Tenant is required to maintain.

                  12.5 All insurance policies shall contain a provision that such policies shall not be cancelled or terminated without thirty (30) days prior notice from the insurance company to Landlord. Tenant agrees that on or before ten (10) days prior to expiration of any insurance policy, Tenant will deliver to Landlord written notification in the form of a receipt or other similar document from the applicable insurance company that said policy or policies have been renewed or deliver certificates of coverage from another good and solvent insurance company, as described above, for such coverage.

                  12.6 Tenant shall procure an appropriate clause in, or an endorsement on, any policy of fire or extended coverage insurance covering the personal property, fixtures and equipment located in or on the Premises, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery against Landlord if it can do so without additional cost. Tenant agrees that it shall not make any claim or seek to recover from Landlord any loss or damage to its property or the property of others, resulting from fire or other hazards covered by such fire and extended coverage insurance.

                  12.7 Tenant will also pay in full, and prior to delinquency, all premiums for Landlord's fire and extended coverage insurance for the Premises.

         13. DAMAGE OR DESTRUCTION TO PREMISES. If the Premises or any part thereof is damaged by fire or other casualty to such extent that the Premises considered as a whole are rendered untenable to Tenant, Landlord, at its option, may restore the Premises to substantially the same condition as they were in immediately prior to such damage, subject to these terms and conditions:

                  13.1 Within 40 working days after Tenant gives Landlord written notice of the occurrence of such damage, Landlord shall give written notice to Tenant of Landlord's intent to restore the same.

                  13.2 If Landlord fails to give such notice, or fails or is unable to restore the Premises within 160 working days after the date of Landlord's written notice to Tenant, either party may terminate this Lease by giving written notice and Tenant shall be released from all further liability hereunder. In the event of such termination, Landlord and Tenant shall be released of any future obligations to each other, except for matters and items theretofore accrued, unpaid or unperformed. The provisions of sections 1932 and 1933 of the Civil Code of the State of California are hereby waived by Tenant.

                  13.3 Tenant shall not be released or discharged from any of its obligations, liabilities, or indebtedness hereunder, should the possession by Tenant of the Premises be disturbed or interfered with or affected in any manner whatsoever, and irrespective of how caused or by whom. However, if this Lease is not terminated as provided in Paragraphs 13.1 and 13.2 above, rent shall be equitably abated during the time within which and to the extent that Tenant's normal business operations at the Premises are restricted.

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                  13.4 In the event Landlord restores the Premises as above
provided, any insurance proceeds received by Tenant on account of damage to the structure of the Premises shall be used in full for the sole purpose of defraying the cost of such restoration.

                  13.5 Anything to the contrary notwithstanding, Landlord and Tenant waive any rights they may have against the other on account of any loss occasioned to the Landlord or the Tenant, as the case may be, in its property, or the buildings upon the Premises, and to agree to have their respective insurers waive any right of subrogation against the other; such waiver shall apply only to loss occasioned by acts covered by fire and extended coverage insurance.

         14. EMINENT DOMAIN.

                  14.1 If the whole of the Premises shall be taken for a public or quasi-public use or purpose under power of eminent domain, the term of this Lease shall terminate as of the date actual physical possession thereof shall be so taken.

                  14.2 Except as otherwise provided in this Lease, all damages awarded or other sums or awards paid on account of any condemnation or taking under the power of eminent domain of the Premises or any portion or portions thereof shall belong to and be the sole property of Landlord, whether such damages or other sums are awarded as compensation for loss or diminution in value of the leasehold, or for the fee of the Premises, or otherwise.

                  14.3 Tenant in no event shall have any claims whatsoever against Landlord for loss or diminution in value of the leasehold or for the value of any unexpired term of this Lease, Tenant hereby expressly waiving any such right or claim; provided, however, that Tenant shall be entitled to receive any award or portion thereof made for the taking of any of Tenant's movable furniture, fixtures and equipment under the power of eminent domain, and for damages thereto caused thereby and for any cost to which Tenant might be put in removing Tenant's property.

                  14.4 A voluntary sale or transfer of all or any part of the Premises by Landlord to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat or condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purposes of this paragraph.

                  14.5 In the event this Lease is cancelled or terminated pursuant to any of the provisions of this paragraph, all rentals and other charges payable on the part of Tenant to Landlord hereunder shall be paid either as of the date upon which actual physical possession shall be taken by the condemnor, or as of the date upon which Tenant ceases doing business in, upon or from the Premises, whichever last occurs; and the parties shall thereupon be released from all further liability hereunder.

         15. DEFAULT-REMEDIES.

                  15.1 The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

                           (a) The vacating or abandonment of the Premises by
Tenant.

                           (b) The failure by Tenant to make any payment of rent
or any other payment required to be made by Tenant hereunder within ten (10) days after same shall become due and payable.

                           (c) The failure by Tenant to observe or perform any
of the covenants, conditions or provisions of this Lease to be performed by Tenant, other than the payment of rent, and such default shall not have been cured within thirty (30) days after written notice by Landlord or, if such condition cannot practically be remedied within said thirty (30) day period, Tenant shall have sixty (60) days from the date of such written notice by Landlord to remedy the condition provided Tenant timely commences and diligently prosecutes such remedy.

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                           (d) If Tenant shall file a petition in bankruptcy, or
insolvency, or for reorganization, or arrangement under the bankruptcy laws of the United States, or the insolvency laws of any state, or shall voluntarily take advantage of any such law by answer or otherwise, or shall be dissolved, or shall make an assignment for the benefit of creditors.

                           (e) If involuntary proceedings under any such
bankruptcy or insolvency law, or for the dissolution of a corporation, shall be instituted against Tenant, or if a receiver or trustee shall be appointed for all or a portion of the property of Tenant, and such proceeding shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment.

                  15.2 In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

                           (a) Terminate this Lease and Tenant's right to
possession of the Premises and re-enter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

                           (b) Continue this Lease in full force and effect,
re-enter and occupy the Premises for the account of Tenant and collect any unpaid rental or other charges which have or may thereafter become due and payable; or

                           (c) Re-enter the Premises under the provisions of
subparagraph (b), and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

                  15.3 Should Landlord re-enter the Premises under the provisions of subparagraphs 15.2 (b) or (c) above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. In the event of any re-entry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of the personal property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant.

                  15.4 Should Landlord elect to terminate this Lease under the provisions of subparagraphs 15.2 (a) or (c) above, Landlord may recover as damages from Tenant the following:

                           (a) The worth at the time of award of any unpaid
rental which had been earned at the time of termination; plus

                           (b) The worth at the time of award of the amount by
which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                           (c) The worth at the time of the award of the amount
by which the unpaid rental for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                           (d) Any other amount necessary to compensate Landlord
for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to any costs or expenses including attorneys' fees, and costs incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default,
(c) preparing the Premises for re-letting to a new Tenant, including any repairs or alterations, and (d) re-letting the Premises, including brokers' commissions.

                           (e) "The worth at the time of the award," as used in
subparagraphs 15.4 (a) and (b) above, is to be computed by allowing interest at the rate of ten percent (10%) per annum. "The worth at the time of award," as used in subparagraph 15.4 (c) above, is to be computed by discounting the amount of the discount rate of the Federal Reserve Bank situated nearest to the location of the Premises at the time of the award plus one percent (1%).

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                  15.5 The waiver by Landlord of any breach of any term,
covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any breach other than the failure to pay the particular rent so accepted, regardless of Landlord's knowledge of any breach at the time of the acceptance of rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives written notice of such waiver.

         16. NOTICES. All notices to be given by Landlord to Tenant, including but not limited to three-day notices to pay rent or quit, may be given in writing and served by depositing the same in the United States Mail, first class postage prepaid, and addressed to Tenant at the subject Premises. Tenant hereby expressly waives any requirement of any statute or law now or hereafter in force to the effect that any such notice or notices must be served by a method other than service by United States mail. Any notices to be given to Landlord may be given to it or mailed to the address where the rent is to be paid by Tenant each month, or to such other address as may be designated in writing by Landlord. Any notice to be given by Landlord to Tenant may be given to it or mailed to it at the Leased Premises.

         17. SURRENDER OF PREMISES. Upon the expiration or sooner termination of the of this Lease, including any extension or renewal hereof, and if Tenant has fully and faithfully performed all of the terms, conditions and covenants of this Lease to be performed by Tenant, but not otherwise, Tenant shall, at its sole cost and expense, remove its interior and exterior signs and all of its movable trade fixtures and equipment and such other movable items Tenant has installed or placed on the Premises (all of which are hereinafter referred to as "Tenant's property") from the Premises and repair all damages thereto resulting from such removal, and Tenant shall thereupon surrender the Premises in the same condition as they were on the date Tenant opened for business, except for permitted alterations and modifications as provided herein and reasonable wear and tear (including damage thereto which Tenant is not required to repair) excepted. If Tenant has not fully and faithfully performed all of the terms, conditions and covenants of this Lease to be performed by Tenant, Tenant shall nevertheless remove Tenant's property from the Premises in the manner aforesaid within fifteen (15) days after receipt of written direction to do so from Landlord. In the event Tenant shall fail to remove any of Tenant's property as provided herein, Landlord may, but is not obligated to, remove all of Tenant's property and repair all damage to the Premises resulting from such removal, and store the same in any public or private warehouse, all at Tenant's expense. Tenant shall pay to Landlord interest at the rate of ten percent (10%) of the storage costs per annum from the date of payment by Landlord. Landlord shall have no liability to Tenant for any loss or damage to Tenant's property caused or resulting from such removal or otherwise.

         18. ABANDONMENT. Tenant shall not abandon or vacate the Premises at any time during the term hereof. If Tenant shall abandon, vacate, or otherwise surrender the Premises or be dispossessed of the Premises by process of law or otherwise, the same shall constitute a default under this Lease on the part of Tenant and, in addition to any other remedy available to Landlord, any of Tenant's property left in, upon or about the Premises shall be deemed to have been abandoned and shall become the property of Landlord. Tenant expressly waives the benefits of or provision of notice as required by California Civil Code ss.ss.1980-1991 and/or any similar statute.

         19. ASSIGNMENT AND SUBLETTING. Tenant shall not assign this Lease or any interest therein without the prior written consent of Landlord. Tenant shall not sublease all or any portion of the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld. Unless Landlord's prior written consent has been obtained, any assignment, transfer, subletting, occupation or use of the Premises or any interest therein, whether by voluntary or involuntary act of the Tenant or by the operation of law, shall, at the operation of Landlord, terminate this Lease.

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         20. RIGHT OF ACCESS.

                  20.1 Landlord, and its authorized agents and representatives, shall be entitled to enter the Premises at all reasonable times for the purpose of serving, posting or keeping posted thereon such notices as Landlord may deem necessary or appropriate for the protection of Landlord, its interests or the Premises; for the purpose of inspecting the Premises or any portion thereof; and for the purpose of making necessary repairs to the Premises and performing any work therein or thereon which Landlord may elect, or be required to make hereunder at the commencement of this Lease, or which may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or any applicable standard that may from time to time be established by the applicable Board of Fire Underwriters, the Fire Protective Association, the Fire Rating Bureau, or any similar body, or which Landlord may deem necessary or appropriate to prevent waste, loss, damage of or deterioration to or in connection with the Premises. Nothing in this Lease shall impose or be deemed to impose any duty on the part of Landlord to do any work of repair, maintenance, reconstruction or restoration which, under any provision of this Lease, is required to be done by Tenant; and the performance of any such work by Landlord shall not constitute a waiver of Tenant's default in failing to do the same. Landlord may, during the progress of any work on the Premises, keep and store upon the Premises all necessary materials, tools and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or quiet enjoyment, or other damage or loss to Tenant by reason of making any such repairs or performing any such work upon the Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever. Landlord shall, however, in connection with the performance of any such work, cause as little inconvenience, disturbance or other damage or loss to Tenant as may be reasonably possible under the circumstances.

                  20.2 Landlord, and its authorized agents and representatives, shall be entitled to enter the Premises at all reasonable times for the purpose of exhibiting the same to prospective purchasers; and, during the final two (2) months of the term of this Lease, Landlord shall be entitled to exhibit the Premises for hire or for rent and to display thereon in such manner as will not unreasonably interfere with Tenant's business the usual "For Rent" or "For Lease" signs, and such signs shall remain undisturbed on the Premises.

         21. EXPENDITURES BY LANDLORD. Whenever under any provision of this Lease Tenant shall be obligated to make any payment or expenditure, or to do any act or thing, or to incur any liability whatsoever, and Tenant fails, refuses or neglects to perform as herein required, Landlord shall be entitled but shall not be obligated to make any such payment or expenditure, or do any such act or thing, or to incur any such liability, all on behalf of and at the cost and for the account of Tenant, and in such event the amount thereof with interest thereon as hereinafter provided shall be deemed additional rent and shall be added to and deemed a part of the next installment of rent thereafter becoming due from Tenant to Landlord. All such amounts shall bear interest at the rate of ten percent (10%) per annum until repayment by Tenant in full.

         22. QUIET POSSESSION. Landlord agrees that Tenant upon paying the rents and other payments herein required from Tenant, and upon Tenant's performance of all of the provisions, covenants and conditions of this Lease on its part to be kept and performed, may quietly have, hold and enjoy the Premises during the term of this Lease.

         23. REMEDIES CUMULATIVE. The various rights, options, elections and remedies of Landlord and Tenant, respectively, contained in this Lease shall be cumulative, and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law and not expressly waived in this Lease.

         24. ATTORNEYS' FEES. Should either party institute any action or proceeding in court to enforce any provision of this Lease or for damages or other relief by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party, in addition to allowable court costs, such amount as the court may adjudge to be reasonable as attorneys' fees for the services rendered the prevailing party in such action or proceeding, and such amount may be made a part of the judgment against the losing party.

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         25. FORCE MAJEURE. Whenever a day is specified on which, or a period of time is appointed within which, either party is required to do or complete any act, matter or thing, the time for the doing or completion of such act, matter or thing shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is unreasonably interfered with, the doing or completion of such act, matter or thing because of strikes, lockouts, embargoes, unavailability of labor or materials, wars, insurrections, rebellions, civil disorder, declaration of national emergencies, acts of God, or other causes beyond such party's reasonable control (financial ability excepted); provided, however, nothing contained in this paragraph shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant except as may be expressly provided elsewhere in this Lease.

         26. PARTIAL INVALIDITY. If any term, provision, covenant or condition of this Lease should be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Lease shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

         27. TIME OF THE ESSENCE. Time is of the essence of this Lease and all of the terms, provisions, covenants and conditions hereof.

         28. HOLDING OVER. In the event Tenant shall hold over or remain in possession of the Premises with the consent of Landlord after the expiration of the stated term of this Lease or any written extension or renewal of the term of this Lease, such holding over or continued possession shall create a tenancy from month to month only, upon the same terms and conditions as are herein set forth so far as the same are applicable, except for term and monthly rent. Any holding over of the Premises with the consent of the Landlord shall obligate Tenant to pay monthly rent as follows: for the first two (2) months of any holding over, an amount equal to the last monthly rent due under this Lease; thereafter, an amount equal to one hundred twenty-five percent (125%) of the last monthly rent due under this Lease.

         29. SUCCESSORS AND ASSIGNS. The terms, provisions, covenants and conditions contained in this Lease shall apply to, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns (where assignment is permitted) of Landlord and Tenant, respectively.

         30. SUBORDINATION. Tenant agrees that this Lease shall, at the request of the Landlord, be subordinate to any mortgage or deed of trust that may hereafter be placed upon the Premises, and/or Landlord's leasehold interest, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof. Tenant will at the request of Landlord execute and deliver any and all subordination agreements, in recordable form.

         31. ESTOPPEL CERTIFICATE. Tenant agrees that at any time and from time to time during the term of this Lease, and within ten (10) days after demand by Landlord, to execute and deliver to Landlord or to any proposed mortgagee, trustee, beneficiary or purchaser, a certificate, in recordable form, certifying that this Lease is in full force and effect, that the Lease is unmodified, or, if modified, state any such modifications, and that there are no defenses or offsets to this lease, or stating such defenses or offsets as are claimed by Tenant, and the dates to which all rentals have been paid.

         32. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of Landlord and Tenant and supersedes all oral and written agreements and understandings made and entered into by the parties hereto prior to the date hereof. Except as otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each of them.

         33. OPTIONS TO RENEW. Tenant shall have two (2) options to extend the Lease for the subject premises. The first option to renew shall be for a period of ten (10) years commencing February 1, 2015 and ending January 31, 2025 ("option period one"). The second option to renew shall be for a period of five
(5) years commencing February 1, 2025 and ending January 31, 2030 ("option period two"). Tenant may exercise the options if it does so in writing, by certified mail, return receipt requested, not more than 180 days and not less than ninety (90) days before the expiration of the term, provided that Tenant is not then or thereafter in default or breach of any provision of this Lease.

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

         34. OPTION PERIOD RENT.

                  34.1 For and during the first five (5) years of option period one, Tenant shall pay Landlord a minimum rent for the premises in the total amount of $1,800,000 in lawful money of the United States, which Tenant agrees to pay to Landlord without deduction, offset, notice or demand, at such place(s) as Landlord may designate from time to time in installments of $30,000 per month payable in advance by the first day of each and every month commencing February 1, 2015.

                  34.2 For and during the second five (5) years of option period one, the minimum monthly rent set forth in section 34.1 above shall be adjusted each year on the anniversary date of the commencement of this lease beginning with the sixteenth year. The amount of such adjustment shall be as set forth in section 6, Consumer Price Index Rent Adjustments, of this Lease.

                  34.3 For and during the five (5) years of option period two, Tenant shall pay to Landlord a minimum rent for the premises in the total amount of $2,100,000 in lawful money of the United States, which Tenant agrees to pay to Landlord without deduction, offset, notice or demand, at such places(s) as Landlord may designate from time to time in installments of $35,000 per month payable in advance by the first day each and every month commencing February 1, 2025.


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


         IN WITNESS WHEREOF, the parties, on the day and year first above written, have duly executed this Lease.


       "LANDLORD"                                      "TENANT"

ARI BEN CORPORATION                          ALLERGY RESEARCH GROUP, INC.

By /s/ Susan Levine                          By /s/ Fred Salomon
------------------------------               -----------------------------------
SUSAN LEVINE, CEO                            FRED SALOMON, President

By /s/ Stephen Levine                        By /s/ Susan Levine
------------------------------               -----------------------------------
STEPHEN LEVINE, CFO                          SUSAN LEVINE, Secretary


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